UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2010 (October 14, 2010)

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its Certificate of Incorporation)

Delaware	001-32922	05-0569368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 North Parkway Drive Pekin, Illinois	61554
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (309) 347-9200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

At September 30, 2010, approximately 44% of our employees were unionized. Our unionized employees are hourly workers located at our Pekin, Illinois facilities. The unionized employees are covered by a collective bargaining agreement between our subsidiary, Aventine Renewable Energy, Inc. and the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industry and Service Workers International Union, Local 7-662, or the Union.

The collective bargaining agreement with the Union was scheduled to expire on October 31, 2010.  The Company and the Union have been engaged in collective bargaining negotiations over the last several weeks.  On October 12, 2010 the Union voted down the Company’s last, best and final offer for a new contract. Subsequently, on October 14, 2010, the Union and the Company entered into a three-week extension of the prior collective bargaining agreement, through and including November 21, 2010, in order for the parties to conduct further negotiations and/or for the Union to conduct a further vote.  As part of that extension agreement the Company kept its last, best and final offer on the table for consideration through October 30, 2010.

The Company cannot guarantee that the parties will reach an agreement by the November 21 date, or at all, or agree to terms which the Company finds acceptable.  There is no certainty that the current collective bargaining agreement will be further extended or that a new collective bargaining agreement will be reached.  The collective bargaining agreement may not prevent a strike or work stoppage beyond November 21, and any such work stoppage could have a material adverse effect on our business, financial condition and results of operations.

Forward Looking Statements

Certain information included in this Current Report on Form 8-K may be deemed to be “forward looking statements” within the meaning of section 27A of the Securities Act and Section 21E of the Exchange Act, including the company’s plans to complete construction of its ethanol production facilities.  All statements, other than statements of historical facts, included in this press release, are forward looking statements.  Any forward looking statements are not guarantees of the Company’s future performance and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by such forward looking statements.  The Company disclaims any duty to update any forward looking statements.  Some of the factors that may cause the Company’s actual results, developments and business decisions to differ materially from those contemplated by such forward looking statements include the following:

•                                          Its ability to obtain and maintain normal terms with vendors and service providers;

•                                          Its estimates of allowed general unsecured claims, unliquidated and contingent claims and estimations of future distributions of securities and allocations of securities among various categories of claim holders;

•                                          Its ability to maintain contracts that are critical to its operations;

•                                          Its ability to attract and retain customers;

•                                          Its ability to fund and execute its business plan and any ethanol plant expansion projects;

•                                          Its ability to receive or renew permits to construct or commence operations of its proposed capacity additions in a timely manner, or at all;

•                                          Laws, tariffs, trade or other controls or enforcement practices applicable to its operations;

•                                          Changes in weather and general economic conditions;

•                                          Overcapacity within the ethanol, biodiesel and petroleum refining industries;

•                                          Availability and costs of products and raw materials, particularly corn, coal and natural gas and the subsequent impact on margins;

•                                          Its ability to raise additional capital and secure additional financing, and its ability to service its debt or comply with its debt covenants;

•                                          Its ability to attract, motivate and retain key employees;

•                                          Liability resulting from actual or potential future litigation; and

•                                          Plant shutdowns or disruptions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:  October 19, 2010

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:	/s/ William J. Brennan
Name: William J. Brennan
Title: Chief Accounting & Compliance Officer